Exhibit 15




April 28, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

             Re:    Ford Motor Company Registration Statements Nos. 2-95018,
             2-95020, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402,
             33-50194, 33-50238, 33-54275, 33-54283, 33-54348, 33-54735,
             33-54737, 33-56785, 33-58255, 33-58785, 33-61107, 33-64605,
             33-64607, 333-02735, 333-20725, 333-27993, 333-28181, 333-31466,
             333-46295, 333-47443, 333-47445, 333-47733, 333-47735, 333-52399,
             333-58695, 333-58697, 333-58701, 333-65703, 333-70447, 333-74313,
             333-86127, 333-87619 on Form S-8 and 333-67209 and 333-86035 on
             Form S-3

Commissioners:

We are aware that our report dated April 14, 2000 on our review of interim financial information of Ford Motor Company (the "Company") as of and for the period ended March 31, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the afore referenced Registration Statements.

Very truly yours,


/s/ PricewaterhouseCoopers LLP
Detroit, Michigan